                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                  by and among



                             BERGER FINANCIAL CORP.,
                             a Delaware corporation,



                              BERGER BROS COMPANY,
                           a Pennsylvania corporation



                                       and



                                  SUMMIT BANK,
                                a New Jersey bank



                              dated January 2, 1998

                                TABLE OF CONTENTS
                                   (continued)


                                TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           --------

 SECTION 1.       DEFINITIONS.....................................................................................6
         1.1      "Account Debtor"................................................................................6
         1.2      "Accounts", "Chattel Paper", "Contracts", "Documents", "Equipment",
                  "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory",
                  "Investment Property" and "Proceeds"............................................................6
         1.3      "Affiliate".....................................................................................6
         1.4      "Assets"........................................................................................6
         1.5      "Borrowing Base"................................................................................6
         1.6      "Borrowing Base Certificate"....................................................................7
         1.7      "Business Day"..................................................................................7
         1.8      "Closing".......................................................................................7
         1.9      "Collateral"....................................................................................7
         1.10     "Collateral Documents"..........................................................................7
         1.11     "Controlled Group"..............................................................................7
         1.12     "Eligible Account"..............................................................................7
         1.13     "Eligible Inventory"............................................................................9
         1.14     "Employee Benefit Plan"........................................................................10
         1.15     "Environmental Laws"...........................................................................10
         1.16     "ERISA"........................................................................................10
         1.17     "Event of Default".............................................................................10
         1.18     "Expiration Date"..............................................................................10
         1.19     "Financial Statements".........................................................................10
         1.20     "GAAP".........................................................................................11
         1.21     "Indebtedness".................................................................................11
         1.22     "Internal Revenue Code"........................................................................11
         1.23     "IRS"..........................................................................................11
         1.24     "Laws".........................................................................................11
         1.25     "Liabilities"..................................................................................12
         1.26     "Loans"........................................................................................12
         1.27     "Material Adverse Effect"......................................................................12
         1.28     "Mortgaged Property"...........................................................................12
         1.29     "Notes"........................................................................................12
         1.30     "Obligations"..................................................................................12
         1.31     "Obligors".....................................................................................13
         1.32     "PBGC".........................................................................................13
         1.33     "Permitted Liens"..............................................................................13
         1.34     "Person".......................................................................................14
         1.35     "Potential Default"............................................................................14
         1.36     "Base Rate"....................................................................................14
         1.37     "Questionnaires"...............................................................................14


                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                                           --------

         1.38     "Rate".........................................................................................14
         1.39     "Records"......................................................................................14
         1.40     "Subordinated Indebtedness"....................................................................14
         1.41     "Surety".......................................................................................14
         1.42     "Surety Agreement".............................................................................14
         1.43     "Tangible Net Worth"...........................................................................14

SECTION 2.        THE LOANS......................................................................................15
         2.1      Confirmation of Existing Indebtedness..........................................................15
         2.2      Disbursement and Use of the Loan Proceeds......................................................15
         2.3      The Revolving Credit...........................................................................15
         2.4      Permitted Overadvances.........................................................................15
         2.5      The Revolving Credit Note......................................................................16
         2.6      Revolving Credit Term and Termination..........................................................16
         2.7      The Term Loan..................................................................................16
         2.8      The Term Loan Note.............................................................................17
         2.9      Interest Rates, Default Rate and Payment of Interest...........................................17
         2.10     Collections, Disbursements and Availability....................................................18
         2.11     Fees...........................................................................................18
         2.12     Termination Premium............................................................................19
         2.13     Payments to Bank; Credit to Obligations........................................................20
         2.14     Late Charges...................................................................................20

SECTION 3.        CONDITIONS PRECEDENT...........................................................................20
         3.1      Documents Required for Closing.................................................................20
         3.2      Documents Required for Subsequent Disbursements Under the Revolving Credit.....................23
         3.3      Certain Events.................................................................................23
         3.4      Legal Matters..................................................................................23

SECTION 4.        COLLATERAL SECURITY............................................................................23
         4.1      Composition of the Collateral..................................................................23
         4.2      Rights in Property Held by the Bank............................................................24
         4.3      Rights in Property Held by the Borrower........................................................24
         4.4      Assignment of Life Insurance Policy............................................................25
         4.5      Mortgage.......................................................................................25
         4.6      Priority of Liens..............................................................................25
         4.7      Further Assurances.............................................................................25
         4.8      Landlords' Waivers.............................................................................26


                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

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
         4.9      Searches.......................................................................................26

SECTION 5.        REPRESENTATIONS AND WARRANTIES.................................................................26
         5.1      Inducement to Bank.............................................................................26
         5.2      Survival.......................................................................................30

SECTION 6.        BORROWER'S COVENANTS...........................................................................30
         6.1      Affirmative Covenants..........................................................................30
         6.2      Negative Covenants.............................................................................34
         6.3      Financial Covenants............................................................................37
         6.4      Special Covenants..............................................................................37

SECTION 7.        DEFAULT........................................................................................38
         7.1      Events of Default..............................................................................38
         7.2      Remedies.......................................................................................40

SECTION 8.        MISCELLANEOUS..................................................................................41
         8.1      Construction...................................................................................41
         8.2      Further Assurances.............................................................................41
         8.3      Enforcement and Waiver by Bank.................................................................41
         8.4      Expenses of Bank...............................................................................42
         8.5      Notices........................................................................................42
         8.6      Waiver and Release by Borrower.................................................................43
         8.7      Indemnification................................................................................43
         8.8      Warrant of Attorney............................................................................44
         8.9      Waiver of Jury Trial...........................................................................45
         8.10     Jurisdiction...................................................................................45
         8.11     Applicable Law.................................................................................45
         8.12     Binding Effect, Assignment and Entire Agreement................................................45
         8.13     Severability...................................................................................45
         8.14     Counterparts...................................................................................45
         8.15     Headings.......................................................................................45
         8.16     Modification...................................................................................45
         8.17     Third Parties..................................................................................46
         8.18     Seal...........................................................................................46


                                     (iii)

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement ("Agreement") is made this 2nd day of January, 1998 by and among Berger Financial Corp. ("BFC"), a Delaware corporation with its chief executive office at 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, Berger Bros Company ("BBC"), a Pennsylvania corporation with its chief executive office at 805 Pennsylvania Boulevard, Feasterville, Pennsylvania, and Summit Bank ("Bank"), a New Jersey bank with an office at 4900 Route 70, Pennsauken, New Jersey 08109-4792. BFC and BBC are sometimes hereinafter severally and collectively referred to, and jointly and severally obligated as, "Borrower".

                                   BACKGROUND

         A. Pursuant to the terms and subject to the conditions set forth in that certain Loan and Security Agreement dated August 21, 1997 among Borrower and Bank (the "Existing Loan Agreement") and all related instruments, agreements and documents (collectively, along with the Existing Loan Agreement, the "Existing Financing Agreements"), Borrower is currently indebted to Bank for repayment of (i) various loans, advances and extensions of credit made by Bank from time to time to or for the benefit of Borrower under a Three Million Five Hundred Thousand ($3,500,000.00) Dollar revolving credit facility (the "Existing Revolving Credit"), which indebtedness is evidenced by that certain Revolving Credit Note dated August 21, 1997 in the principal sum of Three Million Five Hundred Thousand ($3,500,000.00) Dollars executed and delivered by Borrower to Bank (the "Revolving Credit Note"), and (ii) a term loan in the principal sum of One Million Three Hundred Thousand ($1,300,000.00) Dollars (the "Existing Term Loan"), which indebtedness is evidenced by that certain Term Loan Note dated August 21, 1997 in the principal sum of One Million Three Hundred Thousand ($1,300,000.00) Dollars executed and delivered by Borrower to Bank (the "Term Loan Note").

         B. As part of the collateral security for the existing and future debts, liabilities and obligations of Borrower to Bank including, without limitation, the indebtedness evidenced by the Revolving Credit Note and the Term Loan Note, pursuant to the terms and subject to the conditions of the Existing Loan Agreement and the other Existing Financing Agreements, Bank holds continuing liens on and security interests in and to all of Borrower's existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property and the cash and noncash proceeds thereof, subject only to Permitted Liens (as defined in the Existing Loan Agreement). As additional collateral security for the debts, liabilities and obligations of Borrower to Bank, pursuant to the terms and subject to the conditions of that certain Second Open-End Mortgage and Security Agreement dated August 21, 1997 between BBC, as mortgagor, and Bank, as mortgagee, and a certain Second Assignment of Leases and Rents between BBC, as assignor, and Bank, as assignee, Bank holds liens on and security interests in and to the real property, with improvements, known and designated as 805 Pennsylvania Boulevard, Feasterville, Pennsylvania (the "Premises"), and the existing and future leases of all or any part of the Premises, all as more fully described in such Second Open-End Mortgage and Security Agreement (the "Second Mortgage"), which Second Mortgage was recorded in the office for the recording of mortgages in and for Bucks County, Pennsylvania in Mortgage Book 1454, at Page 1986, et seq.

         C. To induce Bank to enter into and continue in financing arrangements to or for the benefit of Borrower, pursuant to a certain Surety Agreement dated August 21, 1997 executed and delivered by Berger Holdings, Ltd. ("BHL"), a Pennsylvania corporation and the holder of all issued and outstanding shares of stock of Borrower, BHL guaranteed, as a surety, the existing and future debts, liabilities and obligations of Borrower to Bank including, without limitation, the indebtedness evidenced by the Revolving Credit Note and the Term Loan Note and, to secure its liabilities as a surety for such debts, liabilities and obligations of Borrower to Bank, pursuant to a certain Security Agreement dated August 21, 1997 between BHL, as debtor, and Bank, as secured party, BHL granted to Bank continuing liens on and security interests in and to all of BHL's existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property and the cash and noncash proceeds thereof, all as more fully described in such Security Agreement (the "Surety Security Agreement").

         D. Concurrently herewith, pursuant to the terms and subject to the conditions of a certain Asset Purchase Agreement dated as of December 3, 1997 by and among BHL and Benjamin Obdyke Incorporated ("Seller"), a Delaware corporation, and the shareholders of Seller (the "Asset Purchase Agreement"), BHL has agreed to purchase certain assets from Seller (the "Acquired Assets"), all as more fully described in such Asset Purchase Agreement. Immediately following the acquisition by BHL of the Acquired Assets of Seller, BHL is contributing such assets to BBC for use by BBC in the ordinary course of its business. To finance, in part, the acquisition by BHL of Acquired Assets, and the corresponding acquisition by BBC of such assets from BHL, and to fund the working capital needs of Borrower, BHL and Borrower have requested that Bank amend the Existing Financing Agreements to provide for, inter alia, an increase in the Revolving Credit and the Term Loan (as increased, the "Credit Facility"), and Bank is willing to do so under the terms and subject to the conditions set forth in this Agreement, which Agreement amends and restates the Existing Loan Agreement and amends and modifies the Existing Financing Agreements.

         E. To provide additional financing for the acquisition by BHL and Borrower of the Acquired Assets and for working capital: (i) pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, Seller is providing unsecured, subordinate purchase money financing in the sum of Eight Hundred Eighty Thousand Eight Hundred Fifteen ($880,815.00) Dollars of which subordinated indebtedness is evidenced by a certain nine and one-half percent (9 1/2%) Subordinated Note due January 2, 2000 of even date herewith in the principal sum of Eight Hundred Eighty Thousand Eight Hundred Fifteen ($880,815.00) Dollars executed and delivered by BHL to Seller (the "Seller Subordinated Note"); (ii) pursuant to a certain Debentures Purchase Agreement dated as of December 17, 1997 among BHL, as issuer, and Sirrom Capital Corporation, doing business as Tandem Capital ("Tandem"), a Tennessee corporation, and Argosy Investment Partners, L.P. ("Argosy"; and, together with Tandem, the "Subordinated Creditor"), a Pennsylvania limited partnership, BHL is issuing to Subordinated Creditor subordinated debentures in the aggregate sum of Two Million Five Hundred Thousand ($2,500,000.00) Dollars (collectively, the "Debentures"), all as more fully described in such Debentures Purchase Agreement and related instruments, agreements and documents (collectively, the "Debentures Purchase Documents"); and (iii) BHL is also issuing to Subordinated Creditor forty thousand (40,000) shares of preferred stock of BHL having a liquidation preference of Four Million ($4,000,000.00) Dollars (collectively, the "Preferred Shares") and certain warrants, all as more fully described in that certain

Preferred Stock Purchase Agreement dated as of December 17, 1997 among BHL and Subordinated Creditor and related instruments, agreements and documents (collectively, along with such Preferred Stock Purchase Agreement, the "Preferred Stock Documents").

         NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:

SECTION 1.        DEFINITIONS.

         As used herein:

         1.1 "Account Debtor" means a Person obligated to Borrower for an Account.

         1.2 "Accounts", "Chattel Paper", "Contracts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property" and "Proceeds" shall have the same respective meanings as are ascribed to such terms in the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania.

         1.3 "Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         1.4 "Assets" means, at any time, all assets of every kind of Borrower and Surety as would be shown on a consolidating and consolidated financial statement of Borrower and Surety prepared in accordance with GAAP.

         1.5 "Borrowing Base" means, at any time, an amount shown on the most current Borrowing Base Certificate executed and delivered by Borrower to Bank equal to the lesser of:

                  1.5.1 Seven Million ($7,000,000.00) Dollars ("Maximum Line Amount"); and

                  1.5.2 An amount up to the sum of (a) eighty-five (85%) percent of the net outstanding amount of Eligible Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto, and (b) the lesser of
(i) fifty (50%) percent of the value (determined on the basis of the lower of cost or market value) of Eligible Inventory and (ii) Three Million ($3,000,000.00) Dollars. The foregoing percentage advance rates are subject to periodic examination and analysis by Bank and, as a result thereof, and in Bank's discretion exercised reasonably and in good faith, are subject to change.

         1.6 "Borrowing Base Certificate" means a full and complete certificate in the form of Exhibit 1.6 attached hereto, incorporated herein by this reference and hereby made a part hereof, certified by the President or Chief Financial Officer or Cash Manager of BBC to be true and correct.

         1.7 "Business Day" means any day other than a Saturday, Sunday or legal holiday on which Bank is not open for business in Pennsauken, New Jersey.

         1.8 "Closing" means the date of this Agreement.

         1.9 "Collateral" means the property so designated in Section 4 of this Agreement.

         1.10 "Collateral Documents" means all of the instruments, agreements and documents evidencing and/or securing the Loans including, without limitation, the documents specified in Sections 3 and 4 of this Agreement.

         1.11 "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

         1.12 "Eligible Account" means an Account of BBC that conforms and continues to conform to the following specifications and such additional specifications as Bank may establish in the exercise of its reasonable discretion:

                  1.12.1 The Account is based upon an enforceable order or Contract, written or oral, for Goods produced or shipped or services performed, and the same were produced or shipped or actually performed in accordance with such order or contract;

                  1.12.2 The title of BBC in and to the Account is absolute and is lawfully in BBC and subject to no prior assignment, claim, lien, security interest or other encumbrance, except Permitted Liens, and BBC has the right of assignment thereof and the power to grant to Bank a security interest therein;

                  1.12.3 The amount shown on the Records of BBC, and on any invoice or statement delivered to Bank in respect of the Account, that is owing to BBC and no partial payment has been made thereon, except for partial payments reflected on the current Borrowing Base Certificate furnished to Bank;

                  1.12.4 The Account Debtor has not returned or refused to retain any of the Goods, the sale of which has given rise to the Account;

                  1.12.5 The Account is due and payable by its terms not more than sixty (60) days from the date of the invoice evidencing the Account and is outstanding not more than ninety (90) days from the date of the invoice evidencing the Account;

                  1.12.6 No Account arises out of a Contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant by Borrower to Bank of a security interest in the Account arising with respect thereto;

                  1.12.7 Borrower has not received any note, trade acceptance, draft or other Instrument with respect to or in payment for or on account of the Account, nor any Chattel Paper with respect thereto;

                  1.12.8 The Account is a valid and enforceable Account, representing an undisputed indebtedness of an Account Debtor to BBC, and is net of any claim (including freight claims) or any reduction, counterclaim, set-off, recoupment, chargeback or any claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior or damaged Goods or unsatisfactory services, or for any other reason except for discounts customarily allowed by BBC in the ordinary course of its business for prompt payment. Any credits applicable to Accounts outstanding ninety (90) days or more shall be added to ineligible Accounts;

                  1.12.9 The Account is not a contra account;

                  1.12.10 Borrower has not received any notice of the death of the Account Debtor or a general partner thereof; or of the dissolution, termination of existence, insolvency, business failure or cessation, appointment of a receiver for all or any material part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws, now or hereafter enacted, by or against the Account Debtor. Upon the receipt by BBC of any such notice with respect to or in connection with an Account Debtor liable to BBC for a sum in excess of Five Thousand ($5,000.00) Dollars, Borrower give Bank prompt written advice thereof;

                  1.12.11 The Account Debtor has its executive offices, principal place of business and offices from which its order to Borrower was placed in the continental United States or in Canada (other than in Quebec Province), provided, however, if the Account arises from a sale to an Account Debtor which does not meet the specifications set forth in this Subparagraph 1.12.11, but is otherwise eligible under this Paragraph 1.12, the Account shall be deemed an Eligible Account if the Account is supported by foreign credit insurance acceptable to Bank in all respects and/or a letter of credit benefitting BBC (and assigned by BBC to Bank) or Bank in form and substance, and issued (and advised) by a banking institution acceptable to Bank in its sole and absolute discretion;

                  1.12.12 The Account does not arise out of a sale to, or the performance of services for, the government of the United States, unless BBC has complied in all respects with the Federal Assignment of Claims Act and other applicable Law;

                  1.12.13 The Account Debtor's obligations to BBC exceeding ninety (90) days old, together with any other Account obligation of the Account

Debtor to BBC which otherwise do not meet the criteria to be an Eligible Account, are not greater than fifty (50%) percent of the total obligations of the Account Debtor to BBC;

                  1.12.14 The amount of any finance charges of the Account Debtor's obligations shall not be deemed part of any Eligible Account; such sums owing are not eligible or qualified to be part of the Borrowing Base.

                  1.12.15 The Account arose in the ordinary course of BBC's business from the bona fide, absolute sale of goods by BBC (and not on a consignment, approval or sale-or-return basis or subject to any other repurchase or return agreement), or for services performed by BBC, and such goods have been shipped to the appropriate Account Debtor, or the services have been actually performed for the appropriate Account Debtor;

                  1.12.16 The aggregate of the Account Debtor's obligations to BBC do not exceed twenty (20%) percent of the aggregate amount of Eligible Accounts; and

                  1.12.17 The Account Debtor is not a subsidiary or an Affiliate of BBC, BFC or Surety.

In the event of any dispute as to whether an Account is or has ceased to be a Eligible Account, the decision (made in the exercise of reasonable judgment and in good faith) of Bank shall control.

         1.13 "Eligible Inventory" means Inventory of BBC that conforms and continues to conform to the following specifications:

                  1.13.1 The Inventory is raw materials Inventory consisting of steel, aluminum, copper coils and polyvinylchloride, or finished goods Inventory of BBC and is not work-in-process Inventory, supplies, obsolete Inventory (i.e., Inventory that is older than twelve (12) months for finished goods and eighteen
(18) months for raw materials) or the labor, overhead and packaging costs included in finished goods purchased for resale, regrind, tolling charges and packaging materials.

                  1.13.2 The title of BBC in and to the Inventory is absolute and lawfully in BBC and subject to no prior assignment, claim, lien or security interest, and Borrower has the right of assignment thereof and the power to grant to Bank a lien on and security interest therein;

                  1.13.3 The Inventory is intended for sale or use by BBC in the ordinary course of BBC's business;

                  1.13.4 The Inventory is located at premises owned by Borrower or at a location for which Bank has received an executed landlord's waiver in form and substance satisfactory to Bank; and

                  1.13.5 The Inventory is otherwise acceptable to Bank in its discretion (exercised reasonably and in good faith).

         1.14 "Employee Benefit Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA or a "welfare plan", as such term is defined in
Section 3(1) of ERISA, for which Borrower or any member of the Controlled Group may have liability.

         1.15 "Environmental Laws" means all Laws relating to or pertaining to the environment, human health or safety or environmental public welfare, including, without limitation, the Pennsylvania Hazardous Sites Cleanup Act (a. State. Ann. Tit. 35 ss.6070.101 et seq., as amended); the Pennsylvania Solid Waste Management Act (Pa. Stat. Ann. Tit. 35 ss.6018.101 et seq., as amended); the Pennsylvania Clean Streams Laws (Pa. Stat. Ann. Tit. 35 691.1 et seq., as amended); the Pennsylvania Storage Tank and Spill Prevention Act (Pa. Stat. Ann. Tit. 35 ss.6020.1 et seq.); the Hazardous and Solid Waste Amendments of 1984 Pub. L98- 616 (42 U.S.C. ss.699 et seq., as amended); the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq., as amended), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq., as amended), and any other applicable Laws including those relating to the use of recyclable materials.

         1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time;.

         1.17 "Event of Default" mean an event specified in Section 7 hereof.

         1.18 "Expiration Date" has the meaning set forth at Paragraph 2.6.1.

         1.19 "Financial Statements" means the annual audited consolidating and consolidated balance sheet and cash flow and profit and loss statements for Borrower and Surety as of December 31, 1995 and 1996 and the internally prepared consolidating and consolidated balance sheet and cash flow and profit and loss statements for Borrower and Surety as of June 30, 1997.

         1.20 "GAAP" means generally accepted accounting principles as of the date of this Agreement applied in a manner consistent with the Financial Statements and/or the most recent accountant-prepared financial statements furnished and acceptable to Bank pursuant to Section 6 of this Agreement.

         1.21 "Indebtedness" means, as to Borrower, all items of indebtedness, obligation or liability, due or to become due, liquidated or unliquidated, direct or contingent, joint or several, of any nature whatsoever and out of whatever transaction arising including, without limitation:

                  1.21.1 All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                  1.21.2 All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise to (a) purchase such indebtedness, (b) purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell services, primarily for the purpose of enabling any debtor to make payment of such indebtedness or to assure the holder of the indebtedness against loss, or (c) supply funds to or in any other manner invest in any debtor;

                  1.21.3 All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; provided, however, that if such liabilities have not been assumed, Indebtedness shall be limited to the value of Assets secured; and

                  1.21.4 All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should be reflected on the lessee's balance sheet.

         1.22 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         1.23 "IRS" means the U.S. Internal Revenue Service.

         1.24 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity established by any thereof.

         1.25 "Liabilities" means, at any time, all liabilities of every kind of Borrower and Surety as would be shown on a consolidating and consolidated financial statement of Borrower and Surety prepared in accordance with GAAP.

         1.26 "Loans" means, collectively, all loans, advances and extensions of credit made by Bank to or for the benefit of Borrower under the Revolving Credit and the Term Loan.

         1.27 "Material Adverse Effect" means, at any time, a material adverse effect on the business, properties, financial condition or results of operations of Borrower or Surety or the ability of Borrower to perform under this Agreement, or the Collateral Documents, or the ability of Surety to perform under its Surety Agreement or any instrument, agreement or documents securing the same.

         1.28 "Mortgaged Property" means the real property, with improvements, known and designated as 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, as more fully described in the Collateral Documents.

         1.29 "Notes" means, collectively, the Revolving Credit Note (as defined in Paragraph 2.3 hereof) and the Term Loan Note (as defined in Paragraph 2.6 hereof) and "Note" means each such Instrument, individually.

         1.30 "Obligations" mean the obligations of the Borrower:

                  1.30.1 To pay the principal of and the interest on the Notes in accordance with the terms hereof and thereof, and to satisfy all of Borrower's other existing and future debts, liabilities and obligations to Bank including, without limitation, the existing and future debts, liabilities and obligations of Borrower to Bank in connection with certain lease financing arrangements and any Indebtedness of Borrower to others which Bank may acquire by assignment or otherwise, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications, renewals thereof and substitutions therefor;

                  1.30.2 To repay to Bank all amounts advanced by Bank hereunder or otherwise to or for the benefit of Borrower and/or Surety including, without limitation, advances for principal and/or interest payments to prior secured parties, mortgagees, beneficiaries or other lienors, or for taxes, levies, insurance, rent, repairs to or maintenance, storage or other preservation of all or any part of the Collateral and collateral security described in the Surety Security Agreement; and

                  1.30.3 To pay all of the Bank's fees, expenses and costs including, without limitation, the reasonable fees and expenses of Bank's counsel, in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement and the Collateral Documents, the collection or attempted collection of the Notes and Bank's rights hereunder and under the documents required hereunder, or any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

         1.31 "Obligors" means, severally and collectively, Borrower and Surety.

         1.32 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         1.33 "Permitted Liens" means:

                  1.33.1 Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not yet due and payable;

                  1.33.2 Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or participation in any fund in connection with compensation, unemployment insurance, old-age pensions or other social security programs, as well as any underlying lien, if any, being replaced by such pledge or deposit;

                  1.33.3 Liens of mechanics, materialmen, warehousemen, carriers, or other like lienors, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  1.33.4 Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money) or leases, not in excess of ten (10%) percent of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, as well as any underlying lien, if any, being replaced by such pledge, deposit or bond;

                  1.33.5 Liens in favor of Bank;

                  1.33.6 Purchase money liens permitted pursuant to Paragraph
6.2.5 of this Agreement;

                  1.33.7 Title exceptions set forth in the Title Insurance Commitment dated August 21, 1997, No. 97-1016, issued by Stewart Title Guaranty Company to Bank; and

                  1.33.8 Existing liens scheduled on the Questionnaire and incorporated herein by this reference and hereby made a part hereof.

         1.34 "Person" means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

         1.35 "Potential Default" means the occurrence of any event which, with the passage of time or the giving of notice, or both, could constitute an Event of Default.

         1.36 "Base Rate" means that rate of interest (which is not necessarily the lowest rate of interest charged by Bank to any particular class or category of customers of Bank) periodically announced by Bank and designated as Bank's "Base Rate", as such rate may change from time to time, without notice to Borrower or any other obligor of the Obligations.

         1.37 "Questionnaires" means the Collateral Questionnaires on Bank's form completed, executed and delivered by BFC, BBC and Surety.

         1.38 "Rate" means any of the rates of interest specified in Paragraph
2.9 of this Agreement.

         1.39 "Records" means, severally and collectively, Borrower's respective correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and whether on or off the premises of Borrower.

         1.40 "Subordinated Indebtedness" means all Indebtedness incurred at any time by Borrower or the Surety, the repayment of which is subordinated to the Obligations in form and manner reasonably satisfactory to Bank and its counsel. All existing Subordinated Indebtedness is so specified in Exhibit 1.40 attached hereto, incorporated herein by this reference and hereby made a part hereof.

         1.41 "Surety" means BHL.

         1.42 "Surety Agreement" means the Amended and Restated Surety Agreement of even date herewith executed and delivered by, Surety to Bank, pursuant to which Surety guaranties, as a surety, the prompt payment and satisfaction of the Obligations.

         1.43 "Tangible Net Worth" means at any time, the amount by which all Assets, excluding intangible Assets (as defined under GAAP), intercompany receivables, officer loans and intercompany loans, exceed all Liabilities, as would be shown on a consolidating and consolidated balance sheet of Borrower and Surety prepared as of such date in accordance with GAAP.

SECTION 2.        THE LOANS.

         2.1 Confirmation of Existing Indebtedness. Borrower and, by its acknowledgment and consent of the terms, covenants and conditions set forth in this Agreement, Surety hereby unconditionally acknowledge and confirm that: (i) the unpaid principal Indebtedness of Borrower to Bank evidenced by the Revolving Credit Note is, as of the date hereof, One Million Four Hundred Thirty-Seven Thousand Six Hundred Eight and 47/100 ($1,437,608.47) Dollars; (ii) the unpaid principal Indebtedness of Borrower to Bank evidenced by the Term Loan Note is, as of the date hereof One Million Two Hundred Thirty-Four Thousand Nine Hundred Ninety-Nine ($1,234,999.00) Dollars; (iii) interest on the foregoing Indebtedness of Borrower to Bank has been paid through December 31, 1997; and
(iv) the foregoing Indebtedness, together with continually accruing interest and related costs, fees and expenses (collectively, the "Existing Indebtedness"), is owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

         2.2      Disbursement and Use of the Loan Proceeds.

                  2.2.1 At Closing, subject to satisfaction of all conditions precedent set forth herein, except as set forth herein, Bank will credit the proceeds of the initial advance under the Revolving Credit and the Term Loan to Borrower's deposit account(s) with Bank.

                  2.2.2 Borrower shall use the proceeds of the Loans (i) to finance, in part, the acquisition of the Acquired Assets (ii) for capital expenditures permitted hereunder and (iii) for working capital purposes in the ordinary course of BBC's business.

         2.3 The Revolving Credit. So long as there has occurred no Event of Default or any Potential Default, the Revolving Credit shall include all sums advanced by Bank pursuant to the Existing Financing Agreements under the Existing Revolving Credit and hereunder to or for the benefit of Borrower from Closing through the Expiration Date up to the Maximum Line Amount, depending upon the requests of Borrower, the availability of Eligible Accounts and the existence of Eligible Inventory. It is the intention of the parties that the outstanding principal amount of the Revolving Credit shall at no time, except as expressly set forth in Paragraph 2.4 of this Agreement with respect to Permitted Overadvances, exceed the Borrowing Base or the Maximum Line Amount, and if, at any time, an excess shall for any reasons exist, Borrower agrees to repay to Bank, on demand, such amounts as may be necessary to eliminate such excess. Subject to the foregoing, absent the existence of an Event of Default or a Potential Default, until the Expiration Date, Borrower may borrow under the Revolving Credit, repay without penalty or premium (except as provided in Paragraph 2.12 hereof) and reborrow under the Revolving Credit, up to the Maximum Line Amount.

         2.4 Permitted Overadvances. So long as there has occurred no Event of Default or any Potential Default which is continuing, for a period of two hundred forty (240) days following Closing, the Revolving Credit may include loans, advances and extensions of credit in excess of the Borrowing Base (collectively, the "Permitted Overadvances") as follows: for the first ninety
(90) days following Closing, the Permitted Overadvances may be in amounts up to One Million Five Hundred Thousand ($1,500,000.00) Dollars; on the ninety-first
(91st) day following Closing, and on each thirtieth (30th) day thereafter, the maximum amount of Permitted Overadvances shall reduce by Two Hundred Fifty Thousand ($250,000.00) Dollars so that on the two hundred fortieth (240th) day following Closing, there shall be no Permitted Overadvance then outstanding; thereafter, no Permitted Overadvances shall be permitted, considered or made without the express written consent of Bank.

         2.5 The Revolving Credit Note. Contemporaneously herewith, Borrower shall execute and deliver to Bank its promissory note in the principal sum of Seven Million ($7,000,000.00) Dollars (the "Revolving Credit Note") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Existing Revolving Credit and the Revolving Credit, all as more fully described in the Revolving Credit Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Revolving Credit Note replaces and supersedes (but does not extinguish any unpaid Obligations evidenced by or constitute a novation of) the Existing Revolving Credit Note.

         2.6 Revolving Credit Term and Termination.

                  2.6.1 The term of the Revolving Credit shall be from the date of this Agreement through the date that is three (3) years after the date hereof, unless sooner terminated according to its terms. The date of termination of the Revolving Credit is the "Expiration Date".

                  2.6.2 If at any time the Revolving Credit shall terminate, Bank shall have the option to terminate and accelerate the Term Loan.

         2.7 The Term Loan.

                  2.7.1 At Closing, Bank shall, under the terms and subject to the conditions of this Agreement and all related instruments, agreements and documents, make the Term Loan to Borrower.

                  2.7.2 Borrower may prepay, in whole or in part, at any time or from time to time, without penalty or premium the principal of the Term Loan (except as expressly provided herein); provided, however, that any partial prepayment of such Loan shall be accompanied by a payment of all then accrued and unpaid interest thereon, and any partial prepayments of such Loan shall be applied to installments thereunder in the inverse order of their maturity (last installment(s) credited first).

         2.8 The Term Loan Note. Contemporaneously herewith, Borrower shall execute and deliver to Bank its term promissory note in the principal sum of One Million Nine Hundred Sixty Thousand ($1,960,000.00) Dollars (the "Term Loan Note") to evidence Borrower's Obligations to repay Bank, with interest at the applicable Rate, the principal sum of the Term Loan in thirty-five (35) equal and consecutive monthly installments of principal in the amount of Thirty-Two Thousand Six Hundred Sixty-Six and 67/100 ($32,666.67) Dollars each, plus interest as set forth herein and in the Term Loan Note, payable monthly, in arrears, commencing on February 1, 1998 and continuing on the first day of each month thereafter during the term of this Agreement, followed by a final, consecutive thirty-sixth (36th) installment of all principal, interest and other sums owing in connection with the Term Loan, which final installment shall be due and payable on the Expiration Date, unless the Term Loan is sooner accelerated in accordance with the provisions of this Agreement, all as more fully described in the Term Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Term Loan Note replaces and supersedes (but does not extinguish any unpaid Obligations evidenced by or constitute a novation of) the Existing Term Loan Note

         2.9 Interest Rates, Default Rate and Payment of Interest. Interest shall accrue at the following rates (each, a "Rate") and be paid as follows:

                  2.9.1 Interest on the outstanding principal balance of the Revolving Credit shall accrue and be payable at a per annum rate equal to the Base Rate in effect from time to time plus one-half (1/2%) percent (the "Variable Revolving Credit Rate").

                  2.9.2 Interest on the outstanding principal balance of the Term Loan shall accrue and be payable at a per annum rate equal to the Base Rate in effect from time to time plus one (1%) percent (the "Variable Term Loan Rate").

                  2.9.3 After the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue and be payable, on demand, at a per annum rate (the "Default Rate") equal to three (3%) percent in excess of any then-applicable Rate. Bank shall endeavor to give notice to Borrower of the imposition of the Default Rate, but failure to give such notice shall not impair the right of Bank to impose the Default Rate.

                  2.9.4 Each time the Base Rate shall change, the Variable Revolving Credit Rate and the Variable Term Loan Rate (or the corresponding Default Rates if applicable) shall change contemporaneously with such change in the Base Rate. Interest on all Loans shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and payable in accordance with the Notes.

                  2.9.5 If, at any time, any of the Rates shall be finally determined by any Court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such Rate(s) would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such laws.

         2.10 Collections, Disbursements and Availability.

                  2.10.1 Borrower shall maintain a lockbox ("Lockbox") with Bank and a depository account ("Cash Collateral Account") with Bank subject to the provisions of this Paragraph. All collections of Accounts shall be paid directly from Account Debtors into the Lockbox from which funds shall be transferred to the Cash Collateral Account, and from which funds shall be applied by Bank, daily, as such funds are available funds to reduce the outstanding Obligations under the Revolving Credit (for availability purposes) with future loans, advances and extensions of credit to be made by Bank under the conditions set forth in this Section 2. In the event that collections of Accounts and Proceeds of other Collateral are received by Borrower, such collections and receipts shall be held in express trust for the benefit of Bank and remitted, in the form received (with appropriate endorsement which Borrower hereby agrees to make), to Bank for deposit in the Cash Collateral Account within one (1) Business Day of receipt by Borrower. Borrower shall have no right of access to or withdrawal from the Lockbox or the Cash Collateral Account and no interest shall accrue on sums in such accounts.

                  2.10.2 Cash advances made by Bank under the Revolving Credit shall be made available to Borrower by crediting such proceeds to the operating account of Borrower with Bank. Advances will be made available to Borrower on any Business Day after a telephonic request by Borrower to Bank (made before 1:00 P.M. Philadelphia time) on such Business Day. If requested by Bank, Borrower will confirm such request, in writing, within one (1) Business Day of any such telephonic request. Bank may rely upon any and all telephonic and written requests purported to be made by Borrower through any of its authorized officers.

                  2.10.3 Borrower shall execute all instruments, agreements and documents reasonably necessary to grant to Bank the right to receive all collections of Borrower's Accounts and Proceeds of other Collateral which are received through the lock box procedures and/or the Cash Collateral Account, including, without limitation, Bank's lockbox and cash management services agreements (collectively, the "Lock Box Agreement"). As part of the Obligations, Borrower shall pay, as and when billed, all of Bank's normal and customary charges for use of Bank's lock box facilities.

         2.11 Fees.

                  2.11.1 For the purpose of determining availability under the Revolving Credit, Bank agrees to give Borrower immediate credit for uncollected items of deposit in consideration of which Borrower agrees to pay to Bank, on demand, a fee (the "Uncollected Funds Fee") equal to two (2) days' interest on the amount of such credit at the then applicable Variable Revolving Credit Rate.

                  2.11.2 Commencing August 1, 1998, and continuing on the first day of August in each year thereafter, Borrower shall pay to Bank an annual facility fee of Eight Thousand ($8,000.00) Dollars (the "Facility Fee") and an annual collateral management fee of Six Thousand ($6,000.00) Dollars (the "Collateral Management Fee"). In addition to the foregoing fees, in consideration of the modification and extension of the Existing Credit Facility, concurrently herewith, and as one of the conditions precedent to Closing hereunder, Borrower shall pay to Bank a one-time modification and extension fee in the amount of Thirty-Five Thousand ($35,000.00) Dollars (the "Modification and Extension Fee") The foregoing fees shall be deemed earned when payable and shall not be subject to refund or abatement in any amount, but are payable in the last year of the term of this Agreement on a prorated amount. These fees are part of the Obligations and secured by the Collateral.

                  2.11.3 In the event the outstanding principal Obligations under the Revolving Credit are less than Five Hundred Thousand ($500,000.00) Dollars for sixty (60) consecutive days, from and after such sixtieth (60th) day, and until such time as the outstanding principal Obligations under the Revolving Credit exceed Five Hundred Thousand ($500,000.00) Dollars for a period of sixty (60) consecutive days, Borrower shall pay to Bank a fee equal to one-quarter of one (0.25%) percent per annum of the difference between the Maximum Line Amount and the average daily outstanding balance of the Revolving Credit (the "Unused Line Fee"), which fee shall be calculated and payable monthly, in arrears, as billed by Bank.

         2.12 Termination Premium. Borrower shall, simultaneously with the termination of the Revolving Credit, pay to Bank a termination premium (the "Termination Premium") as follows:

                  2.12.1 If termination occurs during the period commencing on the date hereof and ending on the first anniversary of the Closing, the Termination Premium payable to Bank shall be the greater of two (2%) percent of the Credit Facility (if Bank has increased the Credit Facility) or One Hundred Seventy-Nine Thousand Two Hundred ($179,200.00) Dollars;

                  2.12.2 If termination occurs during the period commencing one year and one day after the Closing and ending on the second anniversary of the Closing, the Termination Premium payable to Bank shall be the greater of one (1%) percent of the Credit Facility (if Bank has increased the Credit Facility) or Eighty-Nine Thousand Six Hundred ($89,600.00) Dollars; and

                  2.12.3 If termination occurs at any time after the second anniversary of this Agreement, no Termination Premium shall be payable.

For the purposes of this Agreement, a "termination" of the Revolving Credit shall be deemed to have occurred at such time as Borrower refinances the Obligations with a third Person or Persons, sells or otherwise disposes of all or substantially all of its Assets (in a single transaction or in a series of related transactions or otherwise outside the ordinary course of Borrower's business), raises capital through an equity offering, the proceeds of which are used to pay the Obligations, and terminates any right to loans, advances and extensions of credit hereunder, or suffers to occur or permits to exist an Event of Default and an acceleration of the Obligations.

         2.13 Payments to Bank; Credit to Obligations.

                  2.13.1 All payments of interest on and principal of the Loans, all fees and all other sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. To the extent Bank sends Borrower statements of all amounts due hereunder for interest, principal and fees, in the absence of manifest error, such statements shall be considered correct and presumptively binding on Borrower unless Borrower notifies Bank to the contrary within thirty (30) days of Borrower's receipt of any statement which Borrower deems to be incorrect.

                  2.13.2 Bank will (and Borrower hereby authorizes Bank to) charge any deposit account of Borrower maintained at Bank for all or any part of any amount due hereunder including, without limitation, principal, interest, late charges and fees and expenses reimbursable to Bank in accordance with the terms of this Agreement and the Collateral Documents.

         2.14 Late Charges. If any payment of principal and/or interest or fees hereunder is not received in full by Bank within ten (10) days after the due date thereof, there shall be added to the Obligations a late charge equal to five (5%) percent of the amount past due, but not less than Fifty ($50.00) Dollars. The late charge shall be immediately due and payable. Payments are deemed made the banking day on which they are received by Bank, but any payments received after 3:00 p.m. will be deemed made the next banking day.

SECTION 3.        CONDITIONS PRECEDENT.

         The making of the Loans is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Bank and its counsel):

         3.1 Documents Required for Closing. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Bank the following:

                  3.1.1 The Revolving Credit Note, the Term Loan Note, the Surety Agreement, the Collateral Documents and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement, including, without limitation, the Questionnaire;

                  3.1.2 A confirmation that the Surety Security Agreement remains in full force and effect and that all collateral security described therein secures and shall continue to secure the Obligations;

                  3.1.3 The financing statements required by Paragraph 4.7 hereof;

                  3.1.4 A Borrowing Base Certificate dated as of the date of Closing;

                  3.1.5 Payment of the Modification and Extension Fee and all costs paid or incurred by Bank in connection with the preparation, negotiation and administration of this Agreement, the Notes and the Collateral Documents including, without limitation, search fees, title insurance fees, audit, appraisal and reasonable fees and expenses of counsel representing Bank;

                  3.1.6 The landlord's waivers and other deliveries required by Paragraph 4.8 hereof;

                  3.1.7 The searches required by Paragraph 4.9 hereof;

                  3.1.8 A certified (as of the date of Closing) copies of the resolutions of the boards of directors of BFC and BBC authorizing, the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents, and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

                  3.1.9 Certified copies of the articles of incorporation, certificate of incorporation, and by-laws of BFC and BBC, in each case with all amendments thereto;

                  3.1.10 Certificates (dated the date of Closing) of each of the corporate secretary's of BFC and BBC as to the incumbency and specimen signatures of the officers of Borrower executing, this Agreement, the Revolving Credit Note, the Term Loan Note, the Collateral Documents and each other document to be executed and/or delivered pursuant hereto or thereto;

                  3.1.11 Certificates, as of the most recent dates practicable, of the Secretary of State of the state of incorporation and of each other state or jurisdiction in which BFC and BBC is qualified as a foreign entity, and the department of revenue or taxation of each of the foregoing states or jurisdictions, as to the subsistence and/or good standing, as applicable;

                  3.1.12 A certificate of the corporate secretary of Surety as to the incumbency and specimen signatures of each officer executing the Surety Agreement for Surety, and each other instrument, agreement, and document required to be executed and/or delivered in connection therewith; and certified copies of the articles or certificate of incorporation of Surety, with all amendments thereto;

                  3.1.13 A certificate, dated the date of the Closing, signed by the President of BFC and BBC to the effect that:

                           (a) The representations and warranties set forth in
Section 5 of this Agreement are true and correct as of the date of the Closing; and

                           (b) No Event of Default hereunder, and no event
which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of Closing;

                  3.1.14 Copies of all documents evidencing the terms and conditions of any Indebtedness specified as Subordinated Indebtedness on Exhibit
1.40 to this Agreement and subordination agreements from the holders of Subordinated Indebtedness;

                  3.1.15 No Material Adverse Effect shall have occurred since the date of the most recent Financial Statements submitted to Bank or field examination conducted by Bank;

                  3.1.16 The written opinion of Borrower's and Surety's counsel, dated the date of Closing and addressed to Bank;

                  3.1.17 Proof satisfactory to Bank that Borrower has obtained all required property, liability and casualty insurance with respect to all of its real and personal property (including the Acquired Assets). Bank shall be named as lender loss payee, mortgagee and additional insured, as its interest may appear, on all such policies of insurance and its interests shall be insured notwithstanding acts or negligence on the part of Borrower;

                  3.1.18 All instruments, agreements and documents required to be delivered by Borrower pursuant to Bank's commitment letter dated December 2, 1997 (the "Commitment Letter");

                  3.1.19 Copies of the Asset Purchase Agreement and all instruments, agreements and documents relative to the acquisition by Surety and Borrower of the Acquired Assets;

                  3.1.20 Copies of the Debentures Purchase Documents and the Preferred Stock Documents;

                  3.1.21 Evidence of the acquisition by Surety and BBC of the Acquired Assets pursuant to the Asset Purchase Agreement and all related instruments, agreements and documents and, without limiting the generality of the foregoing, evidence of the consummation of the transactions described in such documents in accordance with all applicable Law;

                  3.1.22 Evidence of the consummation of the transactions described in the Debentures Purchase Documents and the Preferred Stock Documents in accordance with their respective terms and all applicable Law, together with copies of any opinions issued by counsel to the parties to the Asset Purchase Agreement, the Debentures Purchase Documents and the Preferred Stock Documents and the express, written consent of the issuers of such opinions to Bank's reliance thereon as if the same were addressed to Bank; and

                  3.1.23 Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

         3.2 Documents Required for Subsequent Disbursements Under the Revolving Credit. Borrowing Base Certificates shall be delivered with each request for an advance under the Revolving Credit, but not less than weekly (irrespective of whether a request for an advance on any such date is then outstanding). Bank reserves the right to require Borrower to furnish at any time and from time to time schedules of the invoices relating to the Accounts giving rise to availability under the Revolving Credit and copies of the invoices relating to the Accounts giving rise to availability under the Revolving Credit and credit memos relating to Accounts.

         3.3 Certain Events. At the Closing and upon Borrower's request for an advance under the Revolving Credit:

                  3.3.1 No Event of Default or Potential Default shall have occurred, and no event shall have occurred;

                  3.3.2 No Material Adverse Effect shall have occurred since the date of this Agreement;

                  3.3.3 All of the Collateral Documents shall have remained and be in full force and effect; and

                  3.3.4 Satisfaction of all conditions to closing set forth in the Commitment Letter.

         3.4 Legal Matters. At the time of Closing, and at each request for an advance under the Revolving Credit, all legal matters incidental thereto shall be reasonably satisfactory to Bank and its counsel.

SECTION 4.        COLLATERAL SECURITY.

         4.1 Composition of the Collateral. The property in which a lien or security interest is granted and/or reaffirmed pursuant to the provisions of Paragraphs 4.2 and 4.3 of this Agreement, together with the Proceeds thereof, is herein collectively called the "Collateral". The Collateral, together with all of Borrower's other property of any kind held by Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by Bank until all Obligations have been paid and satisfied in full.

         4.2 Rights in Property Held by the Bank. As security for the prompt payment and satisfaction of all Obligations, Borrower hereby grants Bank (and hereby reaffirms its prior grant to Bank pursuant to the Existing Loan Agreement
of) a first lien on and a security interest in and to, all amounts that may be owing from time to time by Bank to Borrower in any capacity including, without limitation, any balance or share belonging to Borrower of any deposit or other account with Bank, which lien and security interest shall be independent of any right of set-off which Bank has or may have, and all property of Borrower which at any time Bank shall have in its possession, or which is in transit to Bank.

         4.3 Rights in Property Held by the Borrower. As security for the prompt payment and satisfaction of all Obligations, Borrower hereby grants Bank (and hereby reaffirms its prior grant to Bank pursuant to the Existing Loan Agreement
of) a continuing lien on and security interest in and to, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements, additions and substitutions therefor and the Proceeds thereof:

                  4.3.1 Accounts;

                  4.3.2 Chattel Paper;

                  4.3.3 Contracts;

                  4.3.4 Documents;

                  4.3.5 Equipment (including, without limitation, rolling stock);

                  4.3.6 Fixtures;

                  4.3.7 General Intangibles (including, without limitation, all chooses in action, tax refunds and obligations or other refunds now or hereafter owing to Borrower, customer lists, rights and franchises, sales and consignment Contracts, patent(s) and patent application(s), copyright(s) and copyright application(s), trademarks, logos, and tradenames);

                  4.3.8 Instruments including, without limitation, any and all Instruments evidencing intercompany Indebtedness among BBC, BFC, Surety and/or their Affiliates and security interests securing such Indebtedness

                  4.3.9 Inventory;

                  4.3.10 Investment Property;

                  4.3.11 Leaseholds;

                  4.3.12 Rights as sellers of Goods and rights to returned or repossessed Goods; and

                  4.3.13 The Records.

         4.4 Assignment of Life Insurance Policy. Contemporaneously herewith, Borrower shall deliver to Bank (or confirm that Bank holds) an assignment of a life insurance policy on the life of Joseph F. Weiderman for an amount not less than Five Hundred Thousand ($500,000.00) Dollars (the "Assignment of Life Insurance") together with evidence of premiums prepaid. The foregoing assignment of life insurance policy shall be acknowledged in writing by the issuer of such policy.

         4.5 Mortgage. Contemporaneously herewith, pursuant to a Modification of Open-End Mortgage and Security Agreement and Absolute Assignment of Leases and Rents, Borrower shall confirm that the liens of Bank in and to the Mortgaged Property and all existing and future leases, rents, issues and profits arising out of and/or relating to the Mortgaged Property secure and shall continue to secure the Obligations. The aforementioned mortgage lien shall continue to be insured as a second mortgage lien, subject only to a prior lien securing Indebtedness of not more than One Million Six Hundred Fifty Thousand ($1,650,000.00) Dollars.

         4.6 Priority of Liens. The foregoing liens shall be first and prior liens except for Permitted Liens.

         4.7 Further Assurances.

                  4.7.1 At Closing and thereafter as Bank reasonably deems necessary, Borrower shall:

                           (a) Join with the Bank in executing financing
statements (including amendments thereto and continuation statements thereof) as Bank may specify, which Bank may file or record in any jurisdiction where Collateral is maintained and in any other jurisdiction that Bank deems appropriate;

                           (b) Pay or reimburse Bank for all costs and taxes of
filing or recording the same in such public offices as Bank may designate; and

                           (c) Take such other and further steps as Bank may
direct including, without limitation, noting of Bank's liens on the Collateral and on any certificates of title evidencing Borrower's ownership of Collateral, delivering to Bank all notes, documents of title, bills of lading, chattel paper, instruments and any other similar Collateral, all to perfect the Bank's interest in and to the Collateral, and to otherwise effectuate the intentions and objects of this Agreement and all related instruments, agreements and documents.

                  4.7.2 In addition to the foregoing, and not in limitation thereof:

                           (a) A carbon, photographic, or other reproduction of
this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

                           (b) To the extent lawful, Borrower hereby appoints
Bank as its attorney-in-fact (without requiring Bank to act as such) to do any of the following: execute any financing statement or mortgage on properties owned in fee simple by Borrower in the name of Borrower; and/or perform all other acts that Bank deems appropriate to secure, perfect and continue its security interest in, and to protect and preserve, the Collateral.

         4.8 Landlords' Waivers. Borrower will cause the landlord of each premises leased by Borrower to execute and deliver to Bank instruments, in form and substance satisfactory to the Bank and its counsel, by which each such landlord waives its rights, if any, to any and all of the Collateral. In the event Borrower is unable to obtain any such instruments of waiver, Bank reserves the right to establish appropriate reserves against sums otherwise available under the Revolving Credit in respect of amounts for which any such landlords may be able to realize from the Collateral.

         4.9 Searches. Borrower shall, prior to or at Closing, and thereafter, at its expense, obtain and deliver to Bank (or if obtained by Bank, pay Bank for) Uniform Commercial Code, judgment and federal and state tax lien searches against Borrower and Seller (with respect to the Acquired Assets), showing that Bank's security interests in and liens on the Collateral (including the Acquired

Assets), shall be, upon perfection, security interests in and liens thereon with the priority rights agreed to in this Agreement, and not subject to any liens, claims and encumbrances, except for Permitted Liens. Borrower shall also deliver Good Standing and Corporate Tax Lien Search Certificates showing no liens on the Collateral and showing Borrower to be in good standing (or its equivalent under applicable Law) in each jurisdiction in which the nature of its business or Collateral makes such qualification necessary or desirable.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

         5.1 Inducement to Bank. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

                  5.1.1 The representations and warranties of Borrower to Bank set forth on the Questionnaires are true and correct as of the date hereof and are incorporated herein by this reference as if set forth at length herein;

                  5.1.2 BFC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and BBC is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and Borrower is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the nature of its business or Collateral makes such qualification necessary or desirable except where the failure to so qualify would not result in a Material Adverse Effect; Borrower has the lawful power and capacity to own its property and to engage in the business it conducts;

                  5.1.3 Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Notes and the Collateral Documents will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

                           (a) Violate the articles of incorporation,
certificates of incorporation or by-laws of Borrower or, in any material respect, violate any Laws or result in a default under any material Contract, agreement or instrument to, which Borrower is a party or by which Borrower or its properties or assets are or may be bound; or

                           (b) Result in the creation or imposition of any
security interest in, or lien or encumbrance upon, any of the Assets, except such as are in favor of Bank;

                  5.1.4 Borrower has the power, authority and capacity to enter into and perform this Agreement, the Notes and the Collateral Documents, and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Notes and the Collateral Documents;

                  5.1.5 This Agreement and the Collateral Documents are, and the Notes when delivered will be, valid, binding and enforceable against Borrower in accordance with their respective terms;

                  5.1.6 Except as disclosed in Exhibit 5.1.6, attached hereto, incorporated herein by this reference and hereby made a part hereof, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or the property of Borrower in any court or before any governmental authority or arbitration board or tribunal. Except as disclosed on Exhibit 5.1.6, Borrower is not in default under any order of any court, governmental authority, arbitration board or tribunal or administrative agency. Exhibit 5.1.6 further discloses, all judgments, or judicial or administrative orders or proceedings pending or threatened against or affecting Borrower or the Collateral as of the date hereof;

                  5.1.7 Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all of the properties and Assets it purports to own including, without limitation, all property reflected in its financial statements (including the Financial Statements), free from liens, claims and encumbrances of any third party, except for Permitted Liens;

                  5.1.8 The Financial Statements are correct and complete in all material respects and fully and fairly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the periods covered thereby. The Financial Statements submitted by Borrower to Bank, the Collateral Documents and all related instruments, agreements and documents, or any written statement furnished by Borrower and/or the Surety to Bank in connection with the negotiation of the Loans and/or this Agreement or any related instrument, agreement or document, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower, which Borrower has not disclosed in writing to Bank, which materially affects adversely or, so far as Borrower can now foresee, may materially affect adversely the Collateral, business, prospects, profits or the condition (financial or otherwise) of Borrower or the ability of Borrower to perform under this Agreement, the Collateral Documents or the Notes;

                  5.1.9 Borrower has no material Indebtedness of any nature including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement. Borrower does not know, and has no reasonable ground to know, of any basis for the assertion against it (individually or jointly) of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements or as proposed in or permitted by this Agreement;

                  5.1.10 Borrower has filed or caused to be filed all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment against it in connection with any taxes, assessments or charges not provided for on its Records;

                  5.1.11 Borrower has complied in all material respects with all applicable Laws (including, without limitation, all Laws relating to or pertaining to the environment, human health or safety or public welfare including, without limitation, the American with Disabilities Act and all material agreements to which Borrower or Surety is subject) with respect to (a) restrictions, specifications or other requirements pertaining to products that it manufactures and sells or to the services it performs, (b) the conduct of its business operations, and (c) the use, maintenance and operation of the real and personal property owned or leased by it;

                  5.1.12 No representation or warranty by Borrower contained herein, or in any certificate or other document furnished by Borrower pursuant hereto, contains any untrue statements of material fact or omits to state a material fact necessary to make any such representation or warranty not misleading in light of the circumstances under which it was made;

                  5.1.13 No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Agreement, the Notes and the Collateral Documents or the undertaking or performance of any Obligation hereunder or thereunder;

                  5.1.14 Except as described on Exhibit 5.1.14 attached hereto, incorporated herein by this reference and hereby made a part hereof, Borrower has no material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of Goods or rendering of services, bonds, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements), that would materially and adversely affect the condition (financial or otherwise) of Borrower. All parties (including Borrower) to all such material leases, contracts and other commitments to which Borrower is a party have, to the best of Borrower's knowledge, materially complied with the provisions of such leases, contracts and other commitments and no party is, to the best of Borrower's knowledge, in default thereunder and no event has occurred which, with the giving of notice or the passage of time, or both, could constitute a default thereunder;

                  5.1.15 Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction and, if any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower will indemnify, defend (at its expense, engage counsel reasonably acceptable to Bank) and hold Bank harmless against any such claim, at its own cost and expense, including Bank's reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral;

                  5.1.16 Each Employee Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code. No steps have been taken to terminate any Employee Benefit Plan, and no contribution failure has occurred with respect to any Employee Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Employee Benefit Plan which might result in the incurrence by Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither Borrower nor any member of the Controlled Group has contingent liability with respect to any post-retirement benefit under any Employee Benefit Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Neither Borrower nor any member of the Controlled Group currently or in the past has been a party to a "multiemployer plan" within the meaning of
Section 4001(1)(3) of ERISA;

                  5.1.17 Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans has been or will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

                  5.1.18 Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property and assets and to the conduct of its business, except where the failure to obtain would not result in a Material Adverse Effect, all of which are in good standing and free from any claim of invalidity, defect or ineffectiveness;

                  5.1.19 Borrower has filed all reports required to be filed with any federal or state Securities and Exchange Commission or similar agency and is in full compliance with applicable rules and regulations thereof;

                  5.1.20 The transactions described in the Asset Purchase Agreement and related instruments, agreements and documents, the Debentures Purchase Documents and the Preferred Stock Documents have been consummated in accordance with their respective terms and all applicable Law, and the Acquired Assets have been transferred to and are held by BBC, subject to no liens, claims or encumbrances except in favor of Bank; and

                  5.1.21 Within the past three (3) years, neither the business, properties or assets of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower.

         5.2 Survival. By completing a closing hereunder, Bank does not thereby waive any breach of warranty or misrepresentation made by Borrower hereunder, or under any other document or agreement delivered to Bank at Closing or otherwise referred to herein, and all of Bank's claims and rights resulting from any breach or misrepresentation by Borrower are expressly reserved by Bank. All of the foregoing representations and warranties set forth in this Section 5 shall survive until all Obligations are paid and satisfied in full.

SECTION 6.        BORROWER'S COVENANTS.

         6.1 Affirmative Covenants. Borrower covenants and agree with Bank that, so long as any of the Obligations remain unsatisfied and outstanding, Borrower will comply with the following covenants:

                  6.1.1 Borrower will use the proceeds of the Loans for the purposes set forth in this Agreement only, and will furnish Bank with such evidence as Bank may reasonably require with respect to such use;

                  6.1.2 Borrower will furnish (or cause to be furnished to) Bank with such data and information (financial or otherwise) as Bank may request, all in form and substance satisfactory to Bank in its sole and absolute discretion, including, without limitation:

                           (a) Within ninety (90) days after the end of each
fiscal year of Borrower annual, audited consolidating and consolidated financial statements of Borrower and Surety prepared in accordance with GAAP certified by an independent certified public accountant acceptable to Bank ("Borrower's Accountant"). The accountant firm of Goldenberg, Rosenthal and Friedlander is presently acceptable to Bank;

                           (b) Within thirty (30) days after the end of each
month, internally prepared monthly consolidating and consolidated financial statements of Borrower and Surety, prepared in accordance with GAAP, certified by the President or Chief Financial Officer of BFC, BBC and Surety to be true and correct, and otherwise acceptable to Bank;

                           (c) Within ten (10) days after the end of each month,
agings of Accounts receivable and Accounts payable, and inventory reports all of which shall be certified to be true and correct by the President or Chief Financial Officer of BFC and BBC;

                           (d) On or before November 30 of each year, a
projected consolidating and consolidated balance sheet and profit and loss statement of Borrower and Surety for the subsequent fiscal year;

                           (e) Within ten (10) days after their submission to
the applicable taxing authority, copies of Borrower's and Surety's income tax returns;

                           (f) Within ten (10) days after their submission to
the Securities Exchange Commission, copies of Surety's Form 10K, Form 10Q and any other forms, documents or reports required to be filed or submitted by Surety under applicable securities Laws.

                  6.1.3 Borrower will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge, or cause to be paid and discharged, when due, the cost of repairs to or maintenance of the same, and will pay, or cause to be paid, all rental or mortgage payments due on such real estate;

                  6.1.4 Borrower will maintain, or cause to be maintained, public liability insurance, hazard, casualty and extended coverage insurance on all assets owned by Borrower, all in such amounts as is consistent with industry practices and with such insurers as may be reasonably satisfactory to Bank, together with loss payable and mortgagee endorsements in favor of Bank providing for not less than thirty (30) days written notice to Bank of any alteration or cancellation of such coverage, and insuring Bank notwithstanding an act or neglect to act on the part of Borrower or Surety. Borrower will furnish to Bank such evidence of insurance as Bank may reasonably require. Borrower hereby assigns to Bank any returned or unearned premiums that may be due it upon cancellation of any such policies for any reason whatsoever, and directs the insurers to pay Bank any amounts so due. Bank is hereby appointed Borrower's attorney-in-fact (without requiring Bank to act as such) to endorse any check which may be payable to Borrower and to collect such returned or unearned premiums or the proceeds of any such insurance. Any amount so collected may be applied by Bank toward satisfaction of any of the Obligations in such order as Bank may elect;

                  6.1.5 Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon Borrower or on any of its properties or which it is required to withhold and pay over;

                  6.1.6 Borrower will, when requested to do so, make available for inspection by duly authorized representatives of Bank any of the Records, and furnish Bank any information regarding its business affairs and financial condition. Bank may at any time and from time to time, on reasonable notice to Borrower, and, absent the existence of an Event of Default, during normal business hours, and at Borrower' expense conduct field examinations and/or audits of the Collateral and/or the Records; provided, however, absent the existence of an Event of Default, the reimbursement obligation of Borrower to Bank in connection with such field examination shall be deemed to be satisfied by the payment of the Collateral Management Fee;

                  6.1.7 Borrower will take all necessary steps to preserve its corporate existence and franchises, and Borrower will comply with all present and future Laws applicable to it in the operation of Borrower's business including, without limitation, all Environmental Laws and the Americans with Disabilities Act, and will comply with all material agreements to which Borrower is subject;

                  6.1.8 Borrower will collect its Accounts and sell its Inventory, and provide services, only in the ordinary course of its business;

                  6.1.9 Borrower will give prompt notice to Bank of (a) any litigation to which Borrower is a party (whether or not the claim is considered to be covered by insurance) in which the amount in controversy exceeds Twenty-Five Thousand ($25,000.00) Dollars, and (b) the institution of any other suit or any administrative proceeding involving Borrower that might materially and adversely affect Borrower's operations, financial condition, prospects, property or business;

                  6.1.10 Borrower will pay when due all Indebtedness due third Persons (including, but not limited to, rent and other consideration payable for occupancy of any of its leased locations), except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the Records. If any default is made by Borrower in the payment of any principal (or an installment thereof), of, or interest on, any such Indebtedness (including rent, as aforesaid), Bank shall have the right, in its discretion and without obligation, to pay such interest or principal for the account of such Borrower and shall be immediately reimbursed therefor on demand by Borrower;

                  6.1.11 Borrower will give written notice to Bank promptly upon becoming aware of the occurrence of any Event of Default or of any Potential Default, or of the failure of Borrower to observe any of its undertakings hereunder, which notice shall specify the nature of such event or Event of Default and the period of existence of the same;

                  6.1.12 Borrower and Surety will maintain their operating and deposit accounts with Bank;

                  6.1.13 Borrower will notify Bank in writing ten (10) days in advance of any change in the location of any of its places of business or locations of Collateral or of the establishment of any new, or the discontinuance of any existing, place(s) of business or locations of Collateral;

                  6.1.14 Borrower will, to the extent applicable: (a) make all contributions to, and payments from, the Employee Benefit Plans when they are required to be made in accordance with the Employee Benefit Plans and, when applicable, Section 302 of ERISA; (b) furnish Bank, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor, the PBGC or the IRS with respect to all such Plans, or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Employee Benefit Plans, and (c) promptly advise Bank of the occurrence of any "reportable event" as defined in Section 4043 of ERISA or "prohibited transaction" as defined in Section 406 of ERISA, with respect to any such Employee Benefit Plan(s) and the action it proposes to take with respect thereto.

                  6.1.15 Borrower will, on demand, make available to Bank shipping and delivery receipts evidencing the shipment of the Goods that gave rise to an Account and completion certificates or other proof of the satisfactory performance of services that gave rise to an Account, and deliver to Bank copies of the invoices for each Account and copies of any written Contract(s) or order(s) from which an Account arose;

                  6.1.16 Borrower will promptly notify Bank if any Account arises out of Contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Bank so that all monies due and to become due under such Contracts shall be assigned to Bank and notice thereof given to the government under the Federal Assignment of Claims Act;

                  6.1.17 Borrower will, when requested by Bank from time to time, give Bank specific assignments and schedules of Accounts after they come into existence, the form and content of such assignments and schedules to be reasonably satisfactory to Bank and its counsel;

                  6.1.18 Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the term of this Agreement and until all Obligations have been paid and satisfied to exhibit and deliver to Bank copies of any of Borrower's financial statements, trial balances or other Records in their possession, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations, as requested by Bank. Subject to the provisions of Paragraph 6.1.6 of this Agreement, limiting the reimbursement obligations of Borrower and the access by Bank, Bank may, by its agents, employees or representatives, without hindrance or delay, and without the same being a trespass, enter upon, examine and inspect all premises where Borrower transacts business or maintains Records and may examine, inspect, audit and make extracts from Borrower's Records at Borrower's sole cost. Borrower irrevocably authorizes any Person in possession of any of Borrower's Records to furnish the same to Bank, releasing such Person of all liability;

                  6.1.19 Borrower will, if requested by Bank, mark its Records concerning Inventory and Accounts in a manner reasonably satisfactory to Bank to evidence Bank's lien on and security interest therein;

                  6.1.20 Borrower will, upon receipt of any Instrument or Chattel Paper delivered on account of any Account or otherwise, immediately notify Bank and, if requested by Bank, endorse and/or assign and deliver the same to Bank; and

                  6.1.21 Borrower shall continue to maintain the conditions and status of the warranties and representations set forth in Section 5 of this Agreement, except for those warranties and representatives which speak as of a particular date, as if each such warranty and representation were set forth at length herein in the form of a continuing covenant which requires compliance.

         6.2 Negative Covenants. Borrower hereby covenants and agrees that, so long as any of the Obligations remain unsatisfied and outstanding, without the prior written consent of the Bank:

                  6.2.1 Borrower will not change its name, enter into any merger, consolidation or reorganization or reclassify its capital stock;

                  6.2.2 Borrower will not sell, transfer, assign, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its Assets;

                  6.2.3 Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien on any of its Assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, except for Permitted Liens;

                  6.2.4 Borrower will not hereafter become liable, directly or indirectly, as surety, endorser or otherwise for any Indebtedness or obligation of any other Person, except for endorsement of commercial paper for deposit or collection in the ordinary course of business;

                  6.2.5 Borrower will not incur, create, assume or permit to exist any Indebtedness except (a) the Loans, (b) existing Indebtedness as set forth in the Financial Statements (except for Indebtedness to be repaid with proceeds of the Loans), (c) trade Indebtedness incurred in the ordinary course of business, (d) Indebtedness secured by Permitted Liens and (e) Indebtedness secured by purchase money liens, provided (i) Borrower may not incur such indebtedness in excess of Four Hundred Thousand ($400,000.00) Dollars per year, and (ii) the lien to secure any such purchase money indebtedness shall be limited to the Asset(s) acquired with the proceeds of such purchase money Indebtedness and the amount of any such lien shall be equal to the lesser of the cost or fair value of the Asset(s) so acquired. If any Assets are purchased and then made an integral part of a unit of property on which Bank has a lien so that removal of the purchase money lien Asset(s) will materially and adversely affect the value of the property to which it is attached, Borrower agrees that it will not acquire such Asset(s) on purchase money lien arrangements;

                  6.2.6 Borrower will not declare or pay any dividends, or make any payments or distributions on account of its capital stock except so long as no Event of Default has occurred and is continuing, and so long as the declaration, payment or distribution on account of its capital stock would not result in the existence of any Event of Default: Borrower may declare, pay and distribute cash dividends in an amount up to twenty-five (25%) percent of the after tax income of Borrower for its preceding fiscal year, as determined with reference to the annual, audited financial statements of Borrower furnished to Bank pursuant to this Agreement; and Surety may declare, pay and distribute cash dividends pursuant to the Preferred Stock Documents;

                  6.2.7 Borrower will not pay management fees to any Affiliate in an amount in excess of Twenty-Five Thousand ($25,000.00) Dollars per year (on a non-cumulative basis);

                  6.2.8 Borrower will not form any subsidiary, and Borrower will not make any investments in or make any loans or advances in the nature of any investments to any Person;

                  6.2.9 Borrower will not make or have outstanding any loans or advances in the nature of loans to any Person, including, without limitation, any officer, shareholder, director, employee or Affiliate of Borrower; provided, however, (i) BFC may use proceeds of the Loans to make loans to BBC, provided that any and all Instruments, agreements and documents which evidence and/or secure such loans are simultaneously assigned and delivered to Bank as Collateral hereunder, (ii) cash loans to officers of Borrower up to the aggregate sum of Two Hundred Fifty Thousand ($250,000.00) Dollars, and (iii) loans to officers of Borrower for stock subscribed (provided such proceeds of loans are actually paid or applied in consideration of subscribed stock);

                  6.2.10 Borrower will not purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except
(a) direct obligations of the United States of America, (b) the present investment in any such assets, (c) operating assets that hereafter become non-operating assets, and (d) any single investments not in excess of One Hundred Thousand ($100,000.00) Dollars or investments (each limited as aforesaid) of not more than Three Hundred Thousand ($300,000.00) Dollars in the aggregate;

                  6.2.11 Borrower will not issue, redeem, purchase or retire any of its capital stock or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing;

                  6.2.12 Borrower will not prepay any Subordinated Indebtedness, Indebtedness for borrowed money, or Indebtedness secured by any of Borrower's Assets (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

                  6.2.13 Borrower will not enter into sale-leaseback transactions;

                  6.2.14 Borrower will not acquire any stock in, or all or substantially all of the assets of, any Person;

                  6.2.15 Borrower will not furnish Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  6.2.16 Borrower will not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder; and

                  6.2.17 Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of Borrower's businesses or activities except in connection with routine credit references and as may be required in its dealings with any governmental agency. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower;

The foregoing limits and restrictions applicable to Borrower shall also be deemed applicable to Borrower and Surety as if consolidated. By way of example, cash loans to officers of Borrower and/or Surety are limited to the aggregate sum of Two Hundred Fifty Thousand ($250,000.00) Dollars outstanding and are not permitted in excess of such sum without the prior, written consent of Bank.

         6.3 Financial Covenants. Borrower covenants and agrees with Bank that, so long as any of the Obligations remain unsatisfied and outstanding, it will comply (and cause Surety to comply) with the following financial covenants (all calculations to be made in accordance with GAAP on a consolidated basis):

                  6.3.1 Borrower and Surety shall at all times maintain a ratio of Senior Liabilities (defined to be all Liabilities minus the long-term portion of Subordinated Indebtedness) to Tangible Capital Funds (defined to be Tangible Net Worth plus the long-term portion of Subordinated Indebtedness) of not more than 2.00 to 1.00;

                  6.3.2 Borrower and Surety shall, as of the last day of Borrower's fiscal year, achieve net income from operations (excluding extraordinary items and net loss carry-forwards) of not less than One Million ($1,000,000.00) Dollars for such fiscal year; and

                  6.3.3 Borrower and Surety shall, as of the last day of Borrower's fiscal year, have a debt service coverage ratio of not less than 1.10 to 1.00. For purposes of this covenant, "debt service coverage ratio" shall mean the ratio of earnings before interest, taxes, depreciation and amortization minus dividends paid to the sum of principal of all Indebtedness (other than inter-company Indebtedness) paid within the twelve (12) month period prior to date of determination, plus interest, taxes and unfinanced capital expenditures (defined in accordance with GAAP).

         6.4 Special Covenants.

                  6.4.1 Bank shall have the right at any time and from time to time, after the occurrence and during the continuance of an Event of Default, to notify any and all Account Debtors obligated on any Account to make payments thereon directly to Bank and to take control of the cash and noncash proceeds of any such Account. The cost of all such collection and enforcement, including reasonable attorneys' fees and out-of-pocket expenses, shall be deemed part of the Obligations secured by the Collateral, irrespective of whether the same are incurred by Bank or Borrower.

                  6.4.2 Each of the officers of Bank is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Accounts; (b) after the occurrence and during the continuance of an Event of Default, to sign and endorse the name of Borrower upon any invoices and Documents including, without limitation, freight or express bills, bills of lading and storage or warehouse receipts relating to the Collateral; (c) to give written notices and request verifications and execute assignments with respect to Accounts, Contracts and rights in General Intangibles; (d) after the occurrence and during the continuance of an Event of Default, to give written notice to such officers and officials of the United States Post Office to effect such change or changes of address so that all mail may be delivered directly to Bank (all mail not related to the Obligations or the Collateral shall be returned to Borrower); (e) execute in the name of Borrower any schedules, assignments, instruments, documents and statements that Borrower is obligated to give Bank hereunder; and (f) do such other and further acts and deeds in the name of Borrower that Bank may reasonably deem necessary or desirable to perfect Bank's security interest or lien in the Collateral enforce any Account or other Collateral.

SECTION 7.        DEFAULT.

         7.1 Events of Default. Each of the following events shall constitute an Event of Default and Bank shall thereupon have the option (which is not intended to diminish, alter or limit Bank's rights described in this Agreement, the Collateral Documents or any related instruments, agreements and documents) to declare Borrower in default under this Agreement, the Collateral Documents, the Notes, and all other agreements with Bank, and declare all existing and future liabilities, indebtedness and Obligations accelerated and immediately due and payable, including, without limitation, interest, principal, expenses, advances to protect Bank's position and reasonable counsel fees to enforce this Agreement, the Collateral Documents, and all related instruments, agreements and documents, and all of Bank's rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind, except as specified herein:

                  7.1.1 Borrower shall fail to pay, when due, any installment of principal, interest, or fee or other charge payable hereunder or under any of the Notes or the Collateral Documents to Bank;

                  7.1.2 Borrower shall fail to observe or perform any other obligation or covenant to be observed or performed by Borrower hereunder or under any of the Collateral Documents, or under any other existing or future agreement between Borrower and Bank (other than those covered by 7.1.1 above) for twenty (20) days after the earlier of written notice thereof has been given to Borrower by Bank or any officer of Borrower knows of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of an Event of Default with respect to any of the financial covenants, or was willfully caused or permitted by Borrower, no notice or cure period shall be available to Borrower;

                  7.1.3 Borrower shall either (a) fail to pay when due, or within applicable grace periods, any material Indebtedness due any third Person, or (b) suffer to exist any other default or event of default of a material nature under any agreement binding Borrower;

                  7.1.4 If any financial statement, representation, warranty, statement or certificate made or furnished to Bank in connection with this Agreement, or as inducement to Bank to enter into this Agreement, or in any separate statement, or document, instrument or agreement to be delivered hereunder to Bank, shall be materially false, incorrect, or incomplete when made;

                  7.1.5 Any Obligor shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its or its creditors;

                  7.1.6 Proceedings in bankruptcy, or for reorganization of any Obligor or for the readjustment of any of its debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by any Obligor, or shall be commenced against any Obligor and shall not be dismissed within sixty (60) days of its commencement;

                  7.1.7 A receiver or trustee shall be appointed for any Obligor or for any substantial part of the Assets of any Obligor, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Obligor, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within thirty (30) days of appointment, or such proceedings shall not be discharged within thirty (30) days of its commencement, or any Obligor shall discontinue its business(es) or materially change the nature of its business;

                  7.1.8 Borrower shall suffer final judgment(s) for the payment of money in excess of Twenty-Five Thousand ($25,000.00) Dollars severally or One Hundred Thousand ($100,000.00) Dollars in the aggregate and the same or any one of the same shall not be discharged or stayed within a period of thirty (30) days from the date of entry thereof;

                  7.1.9 A judgment or attaching creditor of Borrower shall obtain possession of any of the Collateral having a value in excess of Ten Thousand ($10,000.00) Dollars by any means including, without limitation, levy, distraint, replevin or self-help or shall attach a bank account of Borrower maintained with Bank;

                  7.1.10 The occurrence of one or more of the following: (a) the institution of any steps by Borrower, any member of its Controlled Group, the PBGC or any other Person to terminate an Employee Benefit Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to an Employee Benefit Plan, or could reasonably expect to incur a liability or obligation to such Employee Benefit Plan; or (b) a contribution failure occurs with respect to an Employee Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA;

                  7.1.11 The occurrence of a Material Adverse Effect;

                  7.1.12 The occurrence of an Event of Default under the Surety Agreement or any default, violation or event of default (howsoever defined) under any instrument, agreement or document securing liabilities and obligations under the Surety Agreement, including the Surety Security Agreement;

                  7.1.13 There shall have occurred any change in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Borrower or Surety, whether through the ownership of voting securities, by contract or otherwise, without the prior written consent of Bank;

                  7.1.14 The validity or enforceability of this Agreement, the Notes or the Collateral Documents shall be contested by any Obligor or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder or Surety shall deny that it has any or further liability or obligation under its Surety Agreement;

                  7.1.15 The occurrence of any material default, violation or event of default (howsoever defined) by Borrower, Surety or any holder of Subordinated Indebtedness under any subordination agreement relative to (or Instrument evidencing) Subordinated Indebtedness; or

                  7.1.16 The indictment or threatened indictment of any Obligor under any criminal statute, or commence or threatened commencement of criminal or civil proceedings against any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of such Obligor.

         7.2 Remedies. After any acceleration of the Obligations, Bank shall have in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws including, without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Pennsauken, New Jersey, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled at its expense, the Collateral at such place or places as Bank shall designate. At any such sale or other disposition, Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon Bank under this paragraph, Bank may, to the full extent permitted by applicable Laws:

                  7.2.1 Enter upon the premises of Borrower, exclude therefrom Borrower, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

                  7.2.2 At Bank's option, use, operate, manage and control the Collateral in any lawful manner;

                  7.2.3 Collect and receive all rents, income, revenue, earnings, issues and profits therefrom;

                  7.2.4 Give written notice to officers and/or officials of the United States Post Office to effect such change or changes of Borrower's address(es) so that all mail may be delivered directly to Bank (all mail not related to the Obligations or the Collateral shall be returned to Borrower);

                  7.2.5 Maintain, repair, renovate, alter, remove, abandon or relinquish rights in and to the Collateral as Bank may determine in its discretion;

                  7.2.6 Cease the making of Loans under the Revolving Credit;

                  7.2.7 Exercise rights of set-off against accounts maintained by Borrower and Surety with Bank; and

                  7.2.8 Increase the Rate to the Default Rate, which increase shall be retroactive to the date of the first occurrence of an event giving rise to an Event of Default.

SECTION 8.        MISCELLANEOUS.

         8.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Bank, all of which shall be construed as integrated and complementary of each other. Nothing herein contained shall prevent Bank from enforcing any or all other Note, guaranty, pledge or security agreements in accordance with its respective terms.

         8.2 Further Assurances. From time to time, Borrower will execute and deliver to Bank such additional documents, and will provide such additional information as Bank may reasonably require, to carry out the terms of this Agreement and the Collateral Documents, and be informed of Borrower' s status and affairs.

         8.3 Enforcement and Waiver by Bank. Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         8.4 Expenses of Bank. Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for Bank, incurred in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement and the Collateral Documents, the collection or attempted collection of the Notes and Bank's rights hereunder and under the documents required hereunder, or any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

         8.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

          (a)      If to the Borrower:

                            Berger Financial Corp.
                            Berger Bros Company
                            805 Pennsylvania Boulevard
                            Feasterville, PA 19053
                            Attention: Joseph F. Weiderman, President

                   With copies to:

                            Wolf, Block, Schorr and Solis-Cohen LLP
                            15th and Chestnut Streets
                            Packard Building, 12th Floor
                            Philadelphia, PA 19102
                            Attention: Jason M. Shargel, Esquire

          (B) If to the Bank:

                            Summit Bank
                            4900 Route 70
                            Pennsauken, NJ 08109-4792
                            Attention: Phyllis Briley-Geiser, Vice President

                   With copies to:

                            Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street
                            Philadelphia, PA 19102
                            Attention: Richard S. Roisman, Esquire

         8.6 Waiver and Release by Borrower. To the maximum extent permitted by applicable Laws, Borrower hereby:

                  8.6.1 Waives: (a) protest of all commercial paper at any time held by Bank on which Borrower is in any way liable; and (b) except as otherwise set forth herein or in the Collateral Documents, notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 7.1 before exercise by Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and

                  8.6.2 Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them.

         8.7 Indemnification.

                  8.7.1 Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank, Bank's Affiliates and any member, officer, director, official, agent, employee or attorney of Bank or Bank's Affiliates and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes or the Collateral Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) losses, damages (including consequential damages), expenses or liabilities sustained by Bank or Bank's Affiliates in connection with any environmental inspection, monitoring, sampling or cleanup of the Mortgaged Property required or mandated by any applicable Environmental Law; (ii) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iii) the failure of Borrower to perform any obligations herein required to be performed by Borrower; and (iv) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Property.

                  8.7.2 In case any action shall be brought against Bank or any other Indemnified Party in respect to which indemnity may be sought against Borrower, Bank or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify Borrower shall not relieve Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's joint and several cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                  8.7.3 The provisions of this Paragraph 8.7 shall survive the repayment or other satisfaction of the Obligations.

         8.8 Warrant of Attorney. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD UPON OR AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE BORROWER'S OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY BANK TO OBTAIN POSSESSION OF ANY COLLATERAL OR OTHER COLLATERAL SECURITY FOR THE OBLIGATIONS OF BORROWER TO BANK, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH FIVE (5%)

PERCENT OF THE PRINCIPAL AMOUNT THEREOF, BUT NOT LESS THAN FIVE THOUSAND ($5,000.00) DOLLARS, ADDED FOR LIEN PRIORITY PURPOSES WITH ACTUAL ATTORNEY'S FEES GOVERNED BY PARAGRAPH 8.4 HEREOF. BORROWER UNCONDITIONALLY AND IRREVOCABLY:
(A) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (B) WAIVES AND RELEASES ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (C) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF BANK SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS BANK SHALL DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFORE. BANK MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT COUNTIES FOR ALL OR PART OF THE BORROWER'S OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME BORROWER'S OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, BANK IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY BANK MAY ONLY BE DONE TO CURE ANY ERRORS IN PRIOR PROCEEDINGS, ONLY AND TO THE EXTENT THAT SUCH ERRORS ARE SUBJECT TO CURE IN THE LATER PROCEEDINGS.

         8.9 Waiver of Jury Trial. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LOANS OR ANY OF THE OTHER OBLIGATIONS IN WHICH BORROWER AND BANK ARE ADVERSE PARTIES, BORROWER AND BANK HEREBY WAIVE TRIAL BY JURY.

         8.10 Jurisdiction. In any litigation arising out of or relating to the Loans or any of the other Obligations, Borrower hereby consents to the personal jurisdiction of the State and/or Federal courts of the Commonwealth of Pennsylvania.

         8.11 Applicable Law. The substantive Laws of the Commonwealth of Pennsylvania shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

         8.12 Binding Effect, Assignment and Entire Agreement.

                  8.12.1 This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

                  8.12.2 Borrower has no right to assign any of its rights or Obligations hereunder without the prior written consent of Bank.

                  8.12.3 This Agreement, and the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

         8.13 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         8.15 Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         8.16 Modification. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         8.17 Third Parties. No rights are intended to be created hereunder, or under the Collateral Documents or related agreements and documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Bank of Borrower's duties of performance, including, without limitation, Borrower's duties under any Account or Contract in which Bank has a security interest.

         8.18 Seal. This Agreement is intended to take effect as an instrument under seal. IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

ATTEST:                                 BERGER FINANCIAL CORP.,
                                        a Delaware corporation


By: /s/ Theodore A. Schwartz          By: /s/ Joseph F. Weiderman
    ---------------------------           ---------------------------
    Name:  Theodore A. Schwartz             Joseph F. Weiderman,
    Title: C.E.O.                           President

[Corporate Seal]

ATTEST:                                 BERGER BROS COMPANY,
                                        a Pennsylvania corporation


By: /s/ Theodore A. Schwartz          By: /s/ Joseph F. Weiderman
    ---------------------------           ---------------------------
    Name:  Theodore A. Schwartz           Joseph F. Weiderman,
    Title: C.E.O.                         President

[Corporate Seal]

                                        SUMMIT BANK


                                        By: /s/ Phyllis Briley-Geiser
                                            -------------------------
                                            Phyllis Briley-Geiser,
                                            Vice President

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                                LIST OF EXHIBITS

         Exhibit 1.6       --     Form of Borrowing Base Certificate
         Exhibit 1.40      --     Subordinated Indebtedness
         Exhibit 5.1.6     --     Judgments, Judicial or Administrative
                                  Orders or Proceedings Pending
         Exhibit 5.1.14    --     Material Leases, Contracts, Commitments, Etc.





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